Exhibit 99.1

Contacts:
Media	Investors
Garry R. Clark	Robert J. Marshall Jr.
574-372-4493	574-371-8042
garry.clark@zimmer.com	robert.marshall@zimmer.com
Zimmer Holdings, Inc. Reports First Quarter 2011 Financial Results
•	Net Sales of $1,116 million represent an increase of 5.0% reported (3.3% constant currency)

•	Diluted EPS for the first quarter were $1.08 reported, an increase of 6.9% over the prior year period, and $1.19 adjusted, an increase of 16.7% over the prior year period

•	Company reaffirms full-year sales and EPS guidance
(WARSAW, IN) April 28, 2011—Zimmer Holdings, Inc. (NYSE and SIX: ZMH) today reported financial results for the quarter ended March 31, 2011. The Company reported first quarter net sales of $1,116 million, an increase of 5.0% reported and 3.3% constant currency over the first quarter of 2010. Diluted earnings per share for the quarter were $1.08 reported and $1.19 adjusted, an increase of 16.7% adjusted over the prior year period.
“Driven by the success of recently launched products, Zimmer delivered solid sales results across all geographic segments in the first quarter, resulting in improved margins and leveraged earnings,” said David Dvorak, Zimmer President and CEO. “Our first quarter performance demonstrated continued progress toward our goal of consistently achieving growth at or above market rates in all of our geographies and businesses. We will continue to deliver value to our stakeholders through product innovation, operational excellence initiatives and disciplined capital deployment.”
Net earnings for the first quarter were $208.9 million on a reported basis and $230.9 million on an adjusted basis, an increase of 11.4% adjusted over the prior year period. Operating cash flow for the first quarter was $182.2 million.

During the quarter, the Company utilized $236 million of cash to acquire 4.2 million shares. At the end of the first quarter, $969.7 million of share repurchase authorization remained available under the current program, which expires on December 31, 2013.
Guidance
The Company reaffirmed its full-year revenue and adjusted EPS guidance for 2011. Full-year revenues for 2011 are expected to increase between 2% and 4% on a constant currency basis from 2010. The Company estimates that foreign currency translation will increase revenues by approximately 3% for the full year 2011, resulting in reported revenue growth between 5% and 7%. Full-year 2011 diluted earnings per share are projected to be in a range of $4.25 to $4.45 on a reported basis and $4.60 to $4.80 on an adjusted basis.
Conference Call
The Company will conduct its first quarter 2011 investor conference call today, April 28, 2011, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer’s Investor Relations website at http://investor.zimmer.com. It will be archived for replay following the conference.
Individuals who wish to dial into the conference call may do so at (888) 878-3901. International callers should dial (706) 634-9520. A digital recording will be available two hours after the completion of the conference call from April 28, 2011, to May 12, 2011. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the conference ID 55920510.
Sales Table
The following table provides sales results by geographic segment and product category, as well as the percentage change compared to the prior year quarter on both a reported and constant currency basis.

NET SALES — THREE MONTHS ENDED MARCH 31, 2011
(in millions, unaudited)

			Constant
	Net	Reported	Currency
	Sales	% Growth	% Growth
Geographic Segments
Americas	$630	2%	2%
Europe	299	5	4
Asia Pacific	187	16	7

Total	1,116	5	3

Product Categories
Reconstructive
Americas	465	1	—
Europe	238	3	2
Asia Pacific	139	16	6

Total	842	3	2

Knees
Americas	278	(3)	(3)
Europe	117	3	3
Asia Pacific	67	11	2

Total	462	—	(1)

Hips
Americas	155	5	5
Europe	114	2	2
Asia Pacific	68	20	10

Total	337	7	5

Extremities	43	12	11

Dental	63	21	21

Trauma	70	16	14

Spine	57	(5)	(6)

Surgical and other	84	10	7

About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer designs, develops, manufactures and markets orthopaedic reconstructive, spinal and trauma devices, dental implants, and related surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2010 sales were approximately $4.2 billion. The Company is supported by the efforts of more than 8,000 employees worldwide.
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Website Information
We routinely post important information for investors on our website, www.zimmer.com, in the “Investor Relations” section. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to operating performance measures that exclude inventory step-up and special items. Included in special items are acquisition and integration costs as well as employee termination benefits, certain contract terminations and asset impairment charges connected with global restructuring and transformation initiatives. The term “constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release. Management uses this non-GAAP information internally to evaluate the performance of the business and believes that it provides useful information to investors by offering the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results, the ability to better identify operating trends that may otherwise be masked or distorted by these types of items and to perform related trend analysis, and a higher degree of transparency of certain items.

Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our compliance with the Corporate Integrity Agreement through 2012; the success of our quality and operational improvement initiatives; the outcome of the investigation by the U.S. government into Foreign Corrupt Practices Act matters announced in October 2007; price and product competition; changes in customer demand for our products and services caused by demographic changes or other factors; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; our ability to obtain and maintain adequate intellectual property protection; our ability to successfully integrate acquired businesses; our ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the impact of health care reform measures in the U.S. including the impact of the new excise tax on medical devices, reductions in reimbursement levels from third-party payors and cost-containment efforts of health care purchasing organizations; our ability to retain the independent agents and distributors who market our products; and changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.
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ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 and 2010
(in millions, except per share amounts, unaudited)

	2011	2010	% Inc/(Dec)
Net Sales	$1,115.6	$1,062.8	5%
Cost of products sold	279.0	268.4	4

Gross Profit	836.6	794.4	5

Research and development	55.6	50.5	10
Selling, general and administrative	458.3	447.2	2
Special items	25.5	2.6	872

Operating expenses	539.4	500.3	8

Operating Profit	297.2	294.1	1
Interest expense, net	11.0	14.6	(25)

Earnings before income taxes	286.2	279.5	2
Provision for income taxes	77.3	74.1	4

Net Earnings of Zimmer Holdings, Inc.	$208.9	$205.4	2

Earnings Per Common Share
Basic	$1.08	$1.01	7
Diluted	$1.08	$1.01	7
Weighted Average Common Shares Outstanding
Basic	192.6	203.0
Diluted	193.8	204.2
Certain amounts in the 2010 consolidated statement of earnings have been reclassified to conform to the 2011 presentation.

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	March 31,	December 31,
	2011	2010

Assets
Current Assets:
Cash and cash equivalents	$575.6	$668.9
Short-term investments	290.6	265.1
Receivables, net	876.3	775.9
Inventories, net	958.4	936.4
Other current assets	329.8	363.4

Total current assets	3,030.7	3,009.7

Property, plant and equipment, net	1,218.3	1,213.8
Goodwill	2,676.9	2,580.8
Intangible assets, net	830.4	827.1
Other assets	361.4	368.5

Total Assets	$8,117.7	$7,999.9

Liabilities and Shareholders’ Equity
Current liabilities	$713.4	$702.5
Other long-term liabilities	399.8	384.0
Long-term debt	1,140.2	1,142.1
Shareholders’ equity	5,864.3	5,771.3

Total Liabilities and Shareholders’ Equity	$8,117.7	$7,999.9

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 and 2010
(in millions, unaudited)

	2011	2010

Cash flows provided by (used in) operating activities
Net earnings of Zimmer Holdings, Inc.	$208.9	$205.4
Depreciation and amortization	86.1	84.9
Share-based compensation	14.3	12.7
Income tax benefits from employee stock compensation plans	6.2	1.7
Excess income tax benefits from employee stock compensation plans	(2.4)	(0.7)
Inventory step-up	4.4	1.3
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	18.1	2.3
Receivables	(70.5)	(32.5)
Inventories	(13.8)	17.2
Accounts payable and accrued expenses	(23.0)	(37.1)
Other assets and liabilities	(46.1)	4.3

Net cash provided by operating activities	182.2	259.5

Cash flows provided by (used in) investing activities
Additions to instruments	(46.3)	(39.3)
Additions to other property, plant and equipment	(17.1)	(11.6)
Purchases of investments	(65.3)	(4.0)
Sales of investments	75.0	20.0
Investments in other assets	(13.2)	(2.9)

Net cash used in investing activities	(66.9)	(37.8)

Cash flows provided by (used in) financing activities
Net proceeds under revolving credit facilities	0.2	—
Proceeds from employee stock compensation plans	17.0	4.9
Excess income tax benefits from employee stock compensation plans	2.4	0.7
Repurchase of common stock	(236.1)	(93.5)

Net cash used in financing activities	(216.5)	(87.9)

Effect of exchange rates on cash and cash equivalents	7.9	(4.3)

Increase (decrease) in cash and cash equivalents	(93.3)	129.5
Cash and cash equivalents, beginning of period	668.9	691.7

Cash and cash equivalents, end of period	$575.6	$821.2

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC SEGMENT
FOR THE THREE MONTHS ENDED MARCH 31, 2011 and 2010
(in millions, unaudited)

	Three Months Ended March 31,
	2011	2010	% Inc

Americas	$629.7	$615.7	2%
Europe	299.2	286.1	5
Asia Pacific	186.7	161.0	16

Total	$1,115.6	$1,062.8	5

ZIMMER HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE MONTHS ENDED MARCH 31, 2011 and 2010
(in millions, unaudited)

	Three Months Ended March 31,
	2011	2010	% Inc/(Dec)

Reconstructive
Knees	$462.2	$460.4	—%
Hips	337.3	315.7	7
Extremities	42.9	38.4	12

	842.4	814.5	3

Dental	62.4	51.7	21
Trauma	70.1	60.4	16
Spine	56.9	60.0	(5)
Surgical and other	83.8	76.2	10

Total	$1,115.6	$1,062.8	5

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED % GROWTH TO
CONSTANT CURRENCY % GROWTH
(unaudited)

	For the Three Months Ended
	March 31, 2011
		Foreign	Constant
	Reported	Exchange	Currency
	% Growth	Impact	% Growth
Geographic Segments
Americas	2%	—%	2%
Europe	5	1	4
Asia Pacific	16	9	7
Total	5	2	3

Product Categories
Reconstructive
Americas	1	1	—
Europe	3	1	2
Asia Pacific	16	10	6
Total	3	1	2

Knees
Americas	(3)	—	(3)
Europe	3	—	3
Asia Pacific	11	9	2
Total	—	1	(1)

Hips
Americas	5	—	5
Europe	2	—	2
Asia Pacific	20	10	10
Total	7	2	5

Extremities	12	1	11

Dental	21	—	21

Trauma	16	2	14

Spine	(5)	1	(6)

Surgical and other	10	3	7

ZIMMER HOLDINGS, INC.
Reconciliation of Net Earnings and Adjusted Net Earnings
For the Three Months Ended March 31, 2011 and 2010
(in millions, unaudited)

	Three Months
	Ended March 31,
	2011	2010

Net Earnings of Zimmer Holdings, Inc.	$208.9	$205.4
Inventory step-up	4.4	1.3
Special items	25.5	2.6
Taxes on inventory step-up and special items*	(7.9)	(1.9)

Adjusted Net Earnings	$230.9	$207.4

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.
ZIMMER HOLDINGS, INC.
Reconciliation of Diluted EPS and Adjusted Diluted EPS
For the Three Months Ended March 31, 2011 and 2010
(unaudited)

	Three Months
	Ended March 31,
	2011	2010

Diluted EPS	$1.08	$1.01
Inventory step-up	0.02	0.01
Special items	0.13	0.01
Taxes on inventory step-up and special items*	(0.04)	(0.01)

Adjusted Diluted EPS	$1.19	$1.02

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER HOLDINGS, INC.
Reconciliation of 2011 Projected Diluted EPS
and Projected Adjusted Diluted EPS
(unaudited)

Projected Year Ended December 31, 2011:	Low	High

Diluted EPS	4.25	4.45
Inventory step-up	0.05	0.05
Special items	0.44	0.44
Taxes on inventory step-up and special items*	(0.14)	(0.14)

Adjusted Diluted EPS	$4.60	$4.80

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items are projected to be incurred.